Exhibit 4.4
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No.
Date of Issuance: February ___, 2005
MICRUS CORPORATION
Common Stock Warrant
     Micrus Corporation (the “Company”), for value received, hereby certifies that «Holder» (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), shares of the Company’s Common Stock. This Warrant is issued pursuant to a Series E Preferred Stock and Warrant Purchase Agreement dated February ___, 2005 between the Company and each of the Purchasers (as defined therein) (the “Purchase Agreement”) and is subject to the terms and conditions of the Purchase Agreement.
     A. Number of Shares and Exercise Price. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant, to (i) in the event no public offering of the Company’s equity securities has occurred on or before December 31, 2005, this Warrant will be exercisable at any time after December 31, 2005 for that number of shares (subject to adjustment as provided herein) of Common Stock equal to 50% of the number of shares of Series E Preferred Stock the Holder purchased pursuant to the Purchase Agreement at an exercise price of $4.00 per share; and (ii) in the event the Company closes a public offering of the Company’s equity securities in which the proceeds per share of Series E Preferred Stock held by the Holder prior to such public offering (before the payment of any underwriting discounts and assuming such share of Series E Preferred Stock was converted into Common Stock and such shares of Common Stock are sold in such public offering) (the “Series E Proceeds per Share”) is less than $6.00 per share, this Warrant will become immediately exercisable for (in addition to any shares exercisable pursuant to subsection A.(i) above) that number of shares of Common Stock equal to the quotient of (a) $6.00 less the Series E Proceeds per Share; divided by (b) the proceeds per share of Common Stock in such public offering (before the payment of any underwriting discounts); multiplied by the number of shares of Series E Preferred Stock the holder of the Warrant purchased in the Financing, at an exercise price of $0.0001 per share. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively.

     1. Exercise.
          (a) Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Holder.
          (b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.
          (c) Net Issue Exercise.
               (i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Holder or such Holder’s duly authorized attorney, in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

X	= Y (A - B)

A

Where	X = The number of shares of Common Stock to be issued to the Holder.

Y = The number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

A = The fair market value of one share of Common Stock (at the date of such calculation).

B = The Purchase Price (as adjusted to the date of such calculation).
               (ii) For purposes of this Section 1(c), the fair market value of one share of Common Stock on the date of calculation shall mean:
                    (A) if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value of Common Stock shall be the initial “Price to Public” per share specified in the final prospectus with respect to the offering;
                    (B) if this Warrant is exercised after, and not in connection with, the Company’s initial public offering, and if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:
                         (1) if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a thirty (30) day period ending three days before date of calculation; or
                          (2) if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation; or
                    (C) if neither (A) nor (B) is applicable, the fair market value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 5(b) below, in which case the fair market value per share of Common Stock shall be deemed to be the value of the consideration per share received by the holders of such stock pursuant to such acquisition.
          (d) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:
                    (i) a certificate or certificates for the number of shares of Warrant Stock to which such Holder shall be entitled, and
                    (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1(a) above.
     2. Adjustments.
          (a) Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.
          (b) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.
     3. Transfers.
          (a) Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required; provided, however, that no such opinion shall be required if the transfer is in accordance with Section 4(c) of the Amended and Restated Stockholders’ Agreement. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.
          (b) Transferability. Subject to the provisions of Section 3(a) hereof and of Section 4(i) of the Amended and Restated Stockholders’ Agreement dated on or about the date hereof among the Company and certain holders of the Company’s securities, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.
          (c) Warrant Register. The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.
     4. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action,

avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 13 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.
     5. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) January 1, 2011, or (b) the sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; provided that the Company provide written notice to Holder at least ten (10) days prior to the consummation of such sale, conveyance or disposal; provide, further, that this Section 5(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or to an equity financing in which the Company is the surviving corporation.
     6. Notices of Certain Transactions. In case:
          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or
          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or
          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.
     7. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant

Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant, free from preemptive rights. The Company covenants and agrees that all Warrant Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.
     8. Exchange of Warrants. Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.
     9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.
     10. Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail with postage prepaid, addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder. All notices to international addresses shall be sent via nationally recognized express courier.
     11. No Rights as Stockholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.
     12. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.
     13. Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the holders of at least a majority of the Common Stock issuable upon exercise of outstanding warrants purchased pursuant to the Purchase Agreement. By acceptance hereof, the Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Holder; provided, however, that any amendment hereof that would materially adversely affect the

Holder in a manner different from the holders of the remaining warrants issued pursuant to the Purchase Agreement shall also require the consent of Holder.
     14. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
     15. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

MICRUS CORPORATION

Signature

Print Name and Title of Signatory

EXHIBIT A
PURCHASE/EXERCISE FORM

To: Micrus Corporation	Dated: ___
     The undersigned, pursuant to the provisions set forth in the attached Warrant No. «WarrantNo», hereby irrevocably elects to (a) purchase ___shares of the Common Stock covered by Section A(___) of such Warrant and herewith makes payment of $ ___, representing the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for ___shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 1(c) of such Warrant.
     The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 3 of the Purchase Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement, provided that the term “Purchaser” shall refer to the undersigned and the term “Securities” shall refer to the Warrant Stock.
     The undersigned further acknowledges that it has reviewed the market standoff provisions set forth in Section 4(i) of the Amended and Restated Stockholders’ Agreement dated on or about the date of the Warrant (as amended from time to time) and agrees to be bound by such provisions.

HOLDER:

Signature

Print Name of Holder

Print name and title of signatory (if entity)

EXHIBIT B
ASSIGNMENT FORM
     FOR VALUE RECEIVED, ____________________________hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of Shares

Dated: _______________	Signature:

Witness: